Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE AND FINANCIAL OFFICER PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Koffee Korner Inc. (the “Company”) on Form 10-Q for the quarterly period ended September 30, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), I, Austin Kibler, Chief Executive Officer, do hereby certify, to my knowledge:

(1) The Quarterly Report fully complies with the requirements of Section 13(a), or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date November 19, 2013

By:	/s/ Austin Kibler
Austin Kibler
Chief Executive Officer (principal executive, financial and accounting officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Koffee Korner Inc. and will be retained by Koffee Korner Inc. and furnished to the Securities and Exchange Commission or its staff upon request.